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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 26, 2002



                      METROMEDIA INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                    1-5706                  58-0971455
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                 Identification Number)



                           505 Park Avenue, 21st Floor
                            New York, New York 10022
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 527-3800
              (Registrant's telephone number, including area code)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

On November 27, 2002, the Company announced that it had completed the sale of substantially all of the assets and certain liabilities (the "Snapper Sale") of the Company's wholly-owned subsidiary, Snapper, Inc. ("Snapper") to SMI SNP, Inc., a wholly-owned subsidiary of Simplicity Manufacturing, Inc.
("Simplicity").

The Snapper Sale, which called for a gross purchase price of $73.3 million, is subject to a dollar for dollar adjustment based on the post closing balance sheet amount by which the net purchased assets at closing is greater or less than the net purchased assets of $76.2 million at December 31, 2001. Using the audited September 30, 2002 balance sheet of Snapper, the adjusted purchase price is estimated to be $55.8 million.

The Company has received net cash proceeds of approximately $15.8 million, after the repayment of the Snapper bank debt facility and the satisfaction of various employee severance obligations. The transaction is subject to a post-closing audit process and therefore the financial terms of this transaction are subject to adjustment.

The consideration in connection with the Snapper Sale was determined by arms length negotiations between the Company and Simplicity.

Item 5.  OTHER EVENTS.
         ------------

On November 26, 2002, the Company announced that it had contacted the United States Justice Department (the "Justice Department") and the Securities and Exchange Commission ("SEC") to disclose that certain personnel engaged in conduct that may have violated foreign and United States laws, including the Foreign Corrupt Practices Act. This conduct, which involved certain of the Company's business ventures in the Commonwealth of Independent States, was the subject of an investigation by special outside counsel.

The Company had intended to file its Form 10-Q for the quarter ended September 30, 2002, with the SEC, by November 30, 2002; however, the certifying officers have not completed their review of the Form 10-Q. The Company currently anticipates that the filing of the Form 10-Q will occur upon the certifying officers completion of their review, which should be complete by no later than December 31, 2002. Accordingly, representatives from the American Stock Exchange ("AMEX") informed the Company that, due to its delay in filing its Form 10-Q, trading of the Company's common stock and preferred stock was halted prior to the market opening on November 25, 2002.

Representatives from AMEX have also informed the Company that trading of the Company's common stock and preferred stock will not resume prior to the filing of the Form 10-Q and that any resumption of trading following the filing of the Form 10-Q will be subject to a determination by AMEX.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         ------------------------------------------------------------------

         (b)  Pro forma financial information.


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         The Company will file with the Securities and Exchange Commission the financial statements required under Item 7(b) of Form 8-K within the time period permitted by Item 7(a)(4) and Item 7(b)(2) of Form 8-K for filing such information.

         (c) Exhibits.

99.1 Asset Purchase Agreement dated October 22, 2002, by and among SMI SNP, Inc., Metromedia International Group, Inc. and Snapper, Inc. (the "Purchase Agreement"). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.2     Press Release issued by the Company on November 27, 2002.

99.3     Press Release issued by the Company on November 26, 2002.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      METROMEDIA INTERNATIONAL GROUP, INC.



Date: December 4, 2002                By: /s/ Harold F. Pyle, III
                                          -----------------------------------
                                          Harold F. Pyle, III
                                          Senior Vice President
                                          Chief Financial Officer and
                                          Treasurer





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